UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2021

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 2, 2021, Applied Genetic Technologies Corporation (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) to sell shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from time to time, through an “at the market offering” program having an aggregate offering price of up to $50,000,000, through which Cantor will act as sales agent (the “Sales Agent”). The issuance and sale, if any, of Common Stock by the Company under the Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-255008) (the “Registration Statement”), filed with the Securities and Exchange Commission on April 2, 2021. The Company makes no assurances as to whether the Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Registration Statement.

Under the Sales Agreement, the Company will designate the number of shares to be issued, the time period during which sales may be made, the maximum amount of Common Stock to be sold through Cantor in any one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cantor may sell the shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended.

Cantor will use its commercially reasonable efforts, consistent with its sale and trading practices, to sell on behalf of the Company all of shares of Common Stock requested to be sold by the Company. Cantor or the Company may suspend the offering of the Common Stock being made through Cantor under the Sales Agreement upon notice to the other party and subject to other conditions. Cantor and the Company each have the right to terminate the Sales Agreement in the manner specified in the Sales Agreement.

The Sales Agreement provides that Cantor will be entitled to compensation for its services in acting as sales agent in the sale of the Common Stock. Cantor will be entitled to aggregate compensation equal to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. The Company has also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount of up to $50,000.

The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agent and other obligations of the parties.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sales Agreement was initially filed as Exhibit 1.2 to the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated as of April 2, 2021, by and between Applied Genetic Technologies Corporation and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 2, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President and Chief Executive Officer

Date: April 2, 2021